EXHIBIT 99.1

State Auto Financial reports second quarter 2021 results
•Quarterly income of $0.01 per share
•Quarterly net loss from operations1 of $0.47 per share
•Quarterly GAAP combined ratio of 110.0
•Quarterly SAP combined ratio of 108.4
•Return on equity of 10.2%
•Book value per share of $22.18

COLUMBUS, OHIO - August 5, 2021 - State Auto Financial Corporation (NASDAQ:STFC) today reported second quarter 2021 net income of $0.6 million, or $0.01 per diluted share, compared to $34.3 million, or $0.74 per diluted share, for the same 2020 period. Net loss from operations1 per diluted share for the second quarter of 2021 was $0.47 versus $0.59 for the same 2020 period. STFC’s GAAP combined ratio for the second quarter 2021 was 110.0 compared to 114.7 for the same 2020 period.
For the first six months of 2021, STFC had net income of $4.2 million, or $0.09 per diluted share, compared to a net loss of $80.3 million, or $1.83 per diluted share, for the same 2020 period. Net loss from operations1 per diluted share for the first six months of 2021 was $1.07 versus $0.76 for the same 2020 period. STFC’s GAAP combined ratio for the first six months of 2021 was 111.4 compared to 111.0 for the same 2020 period.
SAP Operating Results
STFC's SAP combined ratio for the second quarter 2021 was 108.4 compared to 113.3 for the same 2020 period. Catastrophe losses and ALAE during the second quarter 2021 accounted for 21.6 points of the 80.9 total loss ratio points, or $80.0 million, versus 26.5 points of the 79.7 total loss ratio points, or $90.4 million, for the same period in 2020. The second quarter 2021 was impacted by wind and hail events in Texas. Approximately 70% of the second quarter 2021 catastrophe losses occurred within homeowners. Non-catastrophe losses and ALAE during the second quarter 2021 included 4.3 points of favorable development relating to prior years, or $15.9 million, versus 0.6 points of favorable development, or $2.0 million, for the same period in 2020.
STFC's SAP combined ratio for the first six months of 2021 was 110.2 compared to 110.4 for the same 2020 period. Catastrophe losses and ALAE during the second quarter 2021 accounted for 20.9 points of the 74.0 total loss ratio points, or $151.6 million, versus 19.7 points of the 76.2 total loss ratio points, or $132.3 million, for the same period in 2020. The first six months of 2021 were impacted by winter storms Uri and Viola in Texas, which added 8.5 points to the loss and ALAE ratio. Approximately 70% of the year to date 2021 catastrophe losses occurred within homeowners. Non-catastrophe losses and ALAE during the second quarter 2021 included 5.6 points of favorable development relating to prior years, or $40.5 million, versus 1.9 points of favorable development, or $12.5 million, for the same period in 2020.
Net written premium for the second quarter 2021 increased 8.0% compared to the same period in 2020. By insurance segment, net written premium for the commercial insurance segment increased 18.0% and the personal insurance segment increased 1.4%. The increase in the commercial segment was primarily driven by new business growth and rate increases in commercial auto and farm & ranch. The net written premium growth was partially offset by a decrease in net written premiums in workers’ compensation due to our 2020 decision to not renew and no longer write nursing home business. The increase in the personal segment was primarily due to increased rates in homeowners and other personal and new business growth in other personal. The net written premium growth was partially offset by a decline in new business in personal auto.
Net written premium for the first six months of 2021 increased 5.9% compared to the same period in 2020. By insurance segment, net written premium for the commercial insurance segment increased 15.6% and the personal insurance segment decreased 0.8%. The trends in the personal and commercial net written premiums are due to the same factors discussed above for the second quarter.

Book Value and Return on Equity
STFC’s book value increased to $22.18 per share as of June 30, 2021, compared to $22.07 on March 31, 2021. The increase in book value was primarily driven by an increase in the fair market value of fixed income investments attributable to lower interest rates.
Return on stockholders’ equity for the 12 months ended June 30, 2021, was 10.2% compared to (3.9)% for the 12 months ended June 30, 2020.
STFC’s Chairman, President and CEO Mike LaRocco commented on the quarter as follows:
“On July 12, we announced our plans to be acquired by Liberty Mutual, whose domestic personal lines and small commercial insurance is an ideal complement to our capabilities and product expertise. This transaction, which we expect to close in 2022 pending the appropriate member, shareholder, and regulatory approvals, furthers our commitment to independent agents and will contribute to the collective success of our agents, policyholders, shareholders and associates.
“The second quarter statutory combined ratio for our ongoing lines of business of 108.0 included catastrophe losses, primarily in homeowners, in excess of what was expected in the quarter that typically produces the highest amount of catastrophe losses each year. In commercial lines, overall growth and profitability continued, with net written premium growing 18.0% and a quarterly statutory combined ratio of 93.1%. The State Auto Group has now written in excess of $1.0 billion of commercial lines net written premiums in the twelve months ended June 30, 2021.
“Over the past six years, we’ve clearly demonstrated our ability to build the teams, technology and products required to deliver sustained profitable growth. In the months ahead, our focus will remain to make progress toward that goal throughout all our lines of business.”

About State Auto Financial Corporation
State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company. STFC stock is traded on the Nasdaq Global Select Market, which represents the top fourth of all Nasdaq listed companies.
The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies. The State Auto Group is rated A- (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.
1 Net earnings (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of net investment gain (loss), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.48 and $1.16 per diluted share for the second quarter and year to date 2021, respectively, versus income of $1.35 per diluted share for the second quarter 2020 and a loss of $1.07 year to date 2020.
* * * * *
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

State Auto Financial Corporation

Media contact:
Kyle Anderson, 614-917-5497
Kyle.Anderson@StateAuto.com

or

Investor contact:
Natalie Schoolcraft, 614-917-4341
Natalie.Schoolcraft@StateAuto.com

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Selected Consolidated Financial Data
($ in millions, except per share amounts)
(unaudited)	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
Net premiums written	$412.3	$381.6	$771.0	$728.1

Earned premiums	369.9	340.7	725.8	671.2
Net investment income	17.7	17.7	35.3	36.6
Net investment gain (loss)	26.7	75.9	64.9	(59.3)
Other income	0.4	0.5	0.9	1.1
Total revenue	414.7	434.8	826.9	649.6

Income (loss) before federal income taxes	4.2	41.6	9.8	(102.4)

Federal tax expense (benefit)	3.6	7.3	5.6	(22.1)
Net income (loss)	$0.6	$34.3	$4.2	$(80.3)

Earnings (loss) per common share:
- basic	$0.01	$0.78	$0.10	$(1.83)
- diluted	$0.01	$0.74	$0.09	$(1.83)
Loss per share from operations(A):
- basic	$(0.47)	$(0.59)	$(1.07)	$(0.76)
- diluted	$(0.47)	$(0.59)	$(1.07)	$(0.76)
Weighted average shares outstanding:
- basic	44.0	43.8	44.0	43.7
- diluted	44.8	44.1	44.6	43.7
Return on average equity (LTM)	10.2%	(3.9)%
Book value per share	$22.18	$21.26
Dividends paid per share	$0.10	$0.10	$0.20	$0.20
Total shares outstanding	44.1	43.8

GAAP ratios:
Cat loss and ALAE ratio	21.6	26.5	20.9	19.7
Non-cat loss and LAE ratio	59.4	53.1	59.1	56.4
Loss and LAE ratio	81.0	79.6	80.0	76.1
Expense ratio	29.0	35.1	31.4	34.9
Combined ratio	110.0	114.7	111.4	111.0

(A) Reconciliation of non-GAAP financial measure:
Net loss from operations:
Net income (loss)	$0.6	$34.3	$4.2	$(80.3)
Net investment gain (loss), net of tax	21.1	59.9	51.3	(46.9)
Net loss from operations	$(20.5)	$(25.6)	$(47.1)	$(33.4)

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
($ and shares in millions, except per share amounts)
(unaudited)	June 30	December 31
	2021	2020
ASSETS
Fixed maturities, available-for-sale, at fair value (amortized cost $2,134.9 and $2,117.0, respectively)	$2,214.9	$2,237.2
Equity securities	375.5	389.7
Other invested assets	79.6	71.1
Other invested assets, at cost	11.1	12.1
Notes receivable from affiliate	70.0	70.0
Total investments	2,751.1	2,780.1

Cash and cash equivalents	108.7	90.7
Accrued investment income and other assets	26.4	29.7
Premiums Receivable	17.6	14.0
Deferred policy acquisition costs	127.2	122.2
Reinsurance recoverable on losses and loss expenses payable	19.7	24.3
Prepaid reinsurance premiums	8.8	8.3
Current federal income taxes	1.7	1.7
Net deferred federal income taxes	29.0	27.3
Property and equipment, at cost	3.8	4.2
Total assets	$3,094.0	$3,102.5

LIABILITIES
Losses and loss expenses payable	$1,060.9	$1,050.4
Unearned premiums	769.1	723.4
Notes payable (affiliates $15.3 and $15.3, respectively)	122.1	122.1
Pension and postretirement benefits	52.2	66.2
Due to affiliate	16.2	11.2
Other liabilities	95.2	119.2
Total liabilities	2,115.7	2,092.5

STOCKHOLDERS' EQUITY
Common stock, without par value. Authorized 100.0 shares; 51.0 and 50.7 shares issued, respectively, at stated value of $2.50 per share	127.5	126.8
Treasury stock, 6.9 and 6.9 shares, respectively, at cost	(118.8)	(118.4)
Additional paid-in capital	213.1	213.3
Accumulated other comprehensive (loss) income	(13.3)	13.9
Retained earnings	769.8	774.4
Total stockholders' equity	978.3	1,010.0
Total liabilities and stockholders' equity	$3,094.0	$3,102.5

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income
($ in millions, except per share amounts)
(unaudited)	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
Earned premiums	$369.9	$340.7	$725.8	$671.2
Net investment income	17.7	17.7	35.3	36.6
Net investment gain (loss)	26.7	75.9	64.9	(59.3)
Other income from affiliates	0.4	0.5	0.9	1.1
Total revenues	414.7	434.8	826.9	649.6

Losses and loss expenses	299.8	271.2	580.6	510.6
Acquisition and operating expenses	107.2	119.5	228.2	234.4
Interest expense	1.1	1.3	2.2	2.5
Other expenses	2.4	1.2	6.1	4.5
Total expenses	410.5	393.2	817.1	752.0

Income (loss) before federal income taxes	4.2	41.6	9.8	(102.4)
Federal income tax expense (benefit):
Current	—	(0.4)	—	(0.4)
Deferred	3.6	7.7	5.6	(21.7)
Federal income tax expense (benefit)	3.6	7.3	5.6	(22.1)
Net income (loss)	$0.6	$34.3	$4.2	$(80.3)
Earnings (loss) per common share:
Basic	$0.01	$0.78	$0.10	$(1.83)
Diluted	$0.01	$0.74	$0.09	$(1.83)
Dividends paid per common share	$0.10	$0.10	$0.20	$0.20

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)
($ in millions)
(unaudited)	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
Net income (loss)	$0.6	$34.3	$4.2	$(80.3)
Other comprehensive income (loss), net of tax:
Net unrealized holding gain (loss) on available-for-sale investments:
Unrealized holding gains (losses)	17.7	38.9	(39.5)	69.9
Reclassification adjustments for losses (gains) realized in net income	0.8	(1.0)	(0.7)	(3.4)
Income tax (expense) benefit	(3.9)	(7.9)	8.5	(13.9)
Total net unrealized holding gains (losses) on available- for-sale investments	14.6	30.0	(31.7)	52.6
Net unrecognized benefit plan obligations:
Reclassification adjustments for amortization to statements of income:
Prior service credit	(1.6)	(1.6)	(3.2)	(3.2)
Net actuarial loss	4.4	3.6	8.9	7.3
Income tax expense	(0.6)	(0.4)	(1.2)	(0.9)
Total net unrecognized benefit plan obligations	2.2	1.6	4.5	3.2
Other comprehensive income (loss)	16.8	31.6	(27.2)	55.8
Comprehensive income (loss)	$17.4	$65.9	$(23.0)	$(24.5)

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholders' Equity
($ and shares in millions)
(unaudited)	Six months ended	Year Ended
	June 30	December 31
	2021	2020
Common shares:
Balance at beginning of year	50.7	50.4
Issuance of shares	0.3	0.3
Balance at period ended	51.0	50.7

Treasury shares:
Balance at beginning of year	(6.9)	(6.9)
Balance at period ended	(6.9)	(6.9)

Common stock:
Balance at beginning of year	$126.8	$125.9
Issuance of shares	0.7	0.9
Balance at period ended	127.5	126.8

Treasury stock:
Balance at beginning of year	$(118.4)	$(117.5)
Shares acquired on stock award exercises and vested restricted shares	(0.4)	(0.9)
Balance at beginning of year and period ended	(118.8)	(118.4)

Additional paid-in capital:
Balance at beginning of year	$213.3	$206.7
Issuance of common stock	1.4	3.0
Stock awards granted	(1.6)	3.6
Balance at period ended	213.1	213.3

Accumulated other comprehensive (loss) income:
Balance at beginning of the year	$13.9	$(26.9)
Change in net unrealized holding (losses) gains on available-for-sale investments	(31.7)	56.7
Change in net unrecognized benefit plan obligations	4.5	(15.9)
Balance at period ended	(13.3)	13.9

Retained earnings:
Balance at beginning of year	$774.4	$779.3
Cumulative effect of change in accounting to establish an allowance for expected credit losses at January 1, 2020	—	(0.5)
Net income	4.2	13.1
Cash dividends paid	(8.8)	(17.5)
Balance at period ended	769.8	774.4
Total stockholders' equity at period ended	$978.3	$1,010.0

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flow
($ in millions)
(unaudited)	Six months ended
	June 30
	2021	2020
Cash flows from operating activities:
Net income (loss)	$4.2	$(80.3)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization, net	3.8	5.7
Share-based compensation	(1.5)	(0.5)
Net investment (gain) loss	(65.3)	59.3
Changes in operating assets and liabilities:
Deferred policy acquisition costs	(5.0)	(8.9)
Accrued investment income and other assets	3.3	0.6
Premiums receivable	(3.6)	(4.5)
Postretirement and pension benefits	(11.7)	(10.5)
Reinsurance recoverable on losses and loss expenses payable and prepaid reinsurance premiums	4.1	(23.8)
Other liabilities and due to/from affiliates, net	(15.8)	(42.0)
Losses and loss expenses payable	10.5	38.2
Unearned premiums	45.7	56.6
Deferred tax on share-based awards	(0.4)	(0.2)
Federal income taxes	6.0	(21.9)
Net cash used in operating activities	(25.7)	(32.2)
Cash flows from investing activities:
Purchases of fixed maturities available-for-sale	(359.4)	(280.8)
Purchases of equity securities	(12.9)	(42.7)
Purchases of other invested assets	(0.5)	(6.9)
Maturities, calls and pay downs of fixed maturities available-for-sale	203.3	186.7
Sales of fixed maturities available-for-sale	135.5	188.3
Sales of equity securities	83.5	30.0
Sales of other invested assets	1.3	0.6
Disposals of property and equipment	—	0.2
Net cash provided by investing activities	50.8	75.4
Cash flows from financing activities:
Proceeds from issuance of common stock	2.1	3.0
Payments to acquire treasury stock	(0.4)	(0.9)
Payment of dividends	(8.8)	(8.7)
Proceeds from short-term debt	—	60.0
Net cash (used in) provided by financing activities	(7.1)	53.4
Net increase in cash and cash equivalents	18.0	96.6
Cash and cash equivalents at beginning of period	90.7	78.0
Cash and cash equivalents at end of period	$108.7	$174.6
Supplemental disclosures:
Interest paid (affiliates $0.3 and $0.5, respectively)	$2.2	$2.3

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Net Investment Income
($ in millions)
(unaudited)
	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Quarter to Date
Gross investment income:
Fixed maturities	$14.8	$13.7	$14.3	$14.7	$13.4
TIPS	(0.3)	1.3	0.7	0.7	2.0
Total fixed maturities	14.5	15.0	15.0	15.4	15.4
Equity securities	2.6	2.1	1.5	1.6	1.2
Other	0.8	0.9	1.3	0.9	1.1
Total gross investment income	17.9	18.0	17.8	17.9	17.7
Less: Investment expenses	0.2	0.1	0.2	0.3	—
Net investment income	$17.7	$17.9	$17.6	$17.6	$17.7

Year to Date
Gross investment income:
Fixed maturities	$29.3	$43.0	$57.3	$14.7	$28.1
TIPS	0.3	1.6	2.3	0.7	2.7
Total fixed maturities	29.6	44.6	59.6	15.4	30.8
Equity securities	5.7	7.8	9.3	1.6	2.8
Other	1.8	2.7	4.0	0.9	2.0
Total gross investment income	37.1	55.1	72.9	17.9	35.6
Less: Investment expenses	0.5	0.6	0.8	0.3	0.3
Net investment income	$36.6	$54.5	$72.1	$17.6	$35.3

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
TIPS, fair value	$115.9	$117.0	$116.2	$104.7	$108.2
TIPS, book value	$100.9	$99.4	$97.8	$89.2	$90.9

Net Investment Gain (Loss)
($ in millions)
unaudited	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
Investment gain (loss), net:
Fixed maturities:
Realized gains on sales of securities	$0.9	$1.9	$3.9	$5.5
Realized losses on sales of securities	(1.7)	(0.9)	(3.2)	(2.1)
Net (loss) gain on fixed securities	(0.8)	1.0	0.7	3.4
Net gain (loss) on equity securities	24.9	69.1	56.4	(53.3)
Net gain (loss) on other invested assets	3.0	5.8	8.2	(9.6)
Other net realized (loss) gain	(0.4)	—	(0.4)	0.2
Net gain (loss) on investments	$26.7	$75.9	$64.9	$(59.3)

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Income Taxes
($ in millions)
(unaudited)
The following table sets forth the tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities:
	June 30	December 31
	2021	2020
Deferred tax assets:
Unearned premiums not currently deductible	$32.0	$30.1
Losses and loss expenses payable discounting	11.3	10.5
Postretirement and pension benefits	17.3	19.3
Other liabilities	10.7	12.2
Net operating loss carryforward	28.3	19.8
Capital loss carryforward	6.1	6.1
Tax credit carryforward	2.3	1.9
Other	—	1.1
Total deferred tax assets	108.0	101.0
Deferred tax liabilities:
Deferral of policy acquisition costs	26.7	25.7
Investments	48.7	48.0
Other	3.3	—
Total deferred tax liabilities	78.7	73.7
Total net deferred tax assets before valuation allowance	29.3	27.3
Less valuation allowance	0.3	—
Net deferred federal income taxes	$29.0	$27.3

The following table sets forth the components of federal income tax expense (benefit):
	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
Income (loss) before federal income taxes	$4.2	$41.6	$9.8	$(102.4)
Federal income tax expense (benefit)
Current	—	(0.4)	—	(0.4)
Deferred	3.6	7.7	5.6	(21.7)
Total federal income tax expense (benefit)	3.6	7.3	5.6	(22.1)
Net income (loss)	$0.6	$34.3	$4.2	$(80.3)

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

SAP Personal Insurance Segment Results
(unaudited)
($ in millions)
Three months ended June 30, 2021	Personal Auto	Homeowners	Other Personal	Total

Net written premiums	$92.0	$116.2	$20.3	$228.5
Net earned premiums	93.6	102.1	17.4	213.1
Losses and LAE incurred:
Cat loss and ALAE	4.5	55.2	9.5	69.2
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(1.3)	2.5	(0.2)	1.0
Current accident year non-cat loss and ALAE	62.6	46.0	9.4	118.0
Total non-cat loss and ALAE	61.3	48.5	9.2	119.0
Total Loss and ALAE	65.8	103.7	18.7	188.2
ULAE	6.2	5.2	0.7	12.1
Total Loss and LAE	72.0	108.9	19.4	200.3
Underwriting expenses	23.8	28.3	4.9	57.0
Net underwriting loss	$(2.2)	$(35.1)	$(6.9)	$(44.2)

Cat loss and ALAE ratio	4.8%	54.1%	54.5%	32.5%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(1.4)%	2.5%	(1.4)%	0.5%
Current accident year non-cat loss and ALAE ratio	66.9%	45.0%	54.0%	55.3%
Total non-cat loss and ALAE ratio	65.5%	47.5%	52.6%	55.8%
Total Loss and ALAE ratio	70.3%	101.6%	107.1%	88.3%
ULAE ratio	6.7%	5.0%	3.9%	5.7%
Total Loss and LAE ratio	77.0%	106.6%	111.0%	94.0%
Expense ratio	25.8%	24.4%	24.1%	24.9%
Combined ratio	102.8%	131.0%	135.1%	118.9%

($ in millions)
Three months ended June 30, 2020	Personal Auto	Homeowners	Other Personal	Total

Net written premiums	$104.3	$106.1	$15.0	$225.4
Net earned premiums	103.3	87.7	11.8	202.8
Losses and LAE incurred:
Cat loss and ALAE	4.1	54.6	7.6	66.3
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	5.9	(0.1)	(0.1)	5.7
Current accident year non-cat loss and ALAE	45.5	36.7	3.9	86.1
Total non-cat loss and ALAE	51.4	36.6	3.8	91.8
Total Loss and ALAE	55.5	91.2	11.4	158.1
ULAE	8.3	6.5	0.6	15.4
Total Loss and LAE	63.8	97.7	12.0	173.5
Underwriting expenses	33.7	31.5	4.5	69.7
Net underwriting gain (loss)	$5.8	$(41.5)	$(4.7)	$(40.4)

Cat loss and ALAE ratio	4.0%	62.3%	64.3%	32.7%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	5.7%	(0.2)%	(0.8)%	2.8%
Current accident year non-cat loss and ALAE ratio	44.0%	41.8%	33.2%	42.4%
Total non-cat loss and ALAE ratio	49.7%	41.6%	32.4%	45.2%
Total Loss and ALAE ratio	53.7%	103.9%	96.7%	77.9%
ULAE ratio	8.1%	7.5%	4.8%	7.6%
Total Loss and LAE ratio	61.8%	111.4%	101.5%	85.5%
Expense ratio	32.3%	29.7%	30.6%	31.0%
Combined ratio	94.1%	141.1%	132.1%	116.5%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

($ in millions)
Six months ended June 30, 2021	Personal Auto	Homeowners	Other Personal	Total

Net written premiums	$181.1	$202.4	$38.2	$421.7
Net earned premiums	189.3	198.4	33.2	420.9
Losses and LAE incurred:
Cat loss and ALAE	5.0	107.6	19.1	131.7
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(2.1)	0.4	(0.2)	(1.9)
Current accident year non-cat loss and ALAE	119.5	101.1	17.5	238.1
Total non-cat loss and ALAE	117.4	101.5	17.3	236.2
Total Loss and ALAE	122.4	209.1	36.4	367.9
ULAE	14.7	13.9	1.9	30.5
Total Loss and LAE	137.1	223.0	38.3	398.4
Underwriting expenses	51.3	54.8	10.0	116.1
Net underwriting gain (loss)	$0.9	$(79.4)	$(15.1)	$(93.6)

Cat loss and ALAE ratio	2.6%	54.2%	57.4%	31.3%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(1.1)%	0.2%	(0.6)%	(0.4)%
Current accident year non-cat loss and ALAE ratio	63.1%	51.0%	52.8%	56.6%
Total non-cat loss and ALAE ratio	62.0%	51.2%	52.2%	56.2%
Total Loss and ALAE ratio	64.6%	105.4%	109.6%	87.5%
ULAE ratio	7.8%	7.0%	5.6%	7.2%
Total Loss and LAE ratio	72.4%	112.4%	115.2%	94.7%
Expense ratio	28.3%	27.1%	26.2%	27.5%
Combined ratio	100.7%	139.5%	141.4%	122.2%

($ in millions)
Six months ended June 30, 2020	Personal Auto	Homeowners	Other Personal	Total

Net written premiums	$208.9	$187.7	$28.3	$424.9
Net earned premiums	208.0	170.4	22.5	400.9
Losses and LAE incurred:
Cat loss and ALAE	4.6	65.3	9.1	79.0
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	11.1	2.1	(1.1)	12.1
Current accident year non-cat loss and ALAE	107.5	74.3	8.2	190.0
Total non-cat loss and ALAE	118.6	76.4	7.1	202.1
Total Loss and ALAE	123.2	141.7	16.2	281.1
ULAE	15.6	11.8	1.0	28.4
Total Loss and LAE	138.8	153.5	17.2	309.5
Underwriting expenses	66.5	56.5	8.5	131.5
Net underwriting gain (loss)	$2.7	$(39.6)	$(3.2)	$(40.1)

Cat loss and ALAE ratio	2.2%	38.3%	40.4%	19.7%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	5.4%	1.2%	(4.8)%	3.0%
Current accident year non-cat loss and ALAE ratio	51.6%	43.7%	36.4%	47.4%
Total non-cat loss and ALAE ratio	57.0%	44.9%	31.6%	50.4%
Total Loss and ALAE ratio	59.2%	83.2%	72.0%	70.1%
ULAE ratio	7.5%	6.9%	4.4%	7.1%
Total Loss and LAE ratio	66.7%	90.1%	76.4%	77.2%
Expense ratio	31.9%	30.1%	30.3%	31.0%
Combined ratio	98.6%	120.2%	106.7%	108.2%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

SAP Commercial Insurance Segment Results
(unaudited)
($ in millions)
Three months ended June 30, 2021	Commercial Auto	Small Commercial Package	Middle Market Commercial	Workers' Comp	Farm & Ranch	Other Commercial	Total

Net written premiums	$57.4	$34.9	$50.4	$11.8	$22.5	$7.5	$184.5
Net earned premiums	45.0	33.1	41.3	14.5	17.8	5.9	157.6
Losses and LAE incurred:
Cat loss and ALAE	1.9	3.2	2.0	—	2.9	—	10.0
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(0.3)	(2.3)	(5.4)	(6.9)	(0.1)	(1.7)	(16.7)
Current accident year non-cat loss and ALAE	29.9	23.3	22.9	12.6	9.8	1.6	100.1
Total non-cat loss and ALAE	29.6	21.0	17.5	5.7	9.7	(0.1)	83.4
Total Loss and ALAE	31.5	24.2	19.5	5.7	12.6	(0.1)	93.4
ULAE	2.1	1.1	0.7	0.7	0.4	0.1	5.1
Total Loss and LAE	33.6	25.3	20.2	6.4	13.0	—	98.5
Underwriting expenses	15.8	10.0	15.6	5.5	7.0	2.4	56.3
Net underwriting (loss) gain	$(4.4)	$(2.2)	$5.5	$2.6	$(2.2)	$3.5	$2.8

Cat loss and ALAE ratio	4.3%	9.6%	4.9%	—%	16.0%	0.5%	6.4%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(0.6)%	(6.9)%	(13.2)%	(47.5)%	(0.9)%	(28.8)%	(10.6)%
Current accident year non-cat loss and ALAE ratio	66.5%	70.2%	55.5%	87.4%	54.3%	28.0%	63.5%
Total non-cat loss and ALAE ratio	65.9%	63.3%	42.3%	39.9%	53.4%	(0.8)%	52.9%
Total Loss and ALAE ratio	70.2%	72.9%	47.2%	39.9%	69.4%	(0.3)%	59.3%
ULAE ratio	4.7%	3.5%	1.7%	4.7%	2.6%	1.0%	3.3%
Total Loss and LAE ratio	74.9%	76.4%	48.9%	44.6%	72.0%	0.7%	62.6%
Expense ratio	27.3%	28.9%	30.8%	46.4%	32.1%	30.9%	30.5%
Combined ratio	102.2%	105.3%	79.7%	91.0%	104.1%	31.6%	93.1%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

($ in millions)
Three months ended June 30, 2020	Commercial Auto	Small Commercial Package	Middle Market Commercial	Workers' Comp	Farm & Ranch	Other Commercial	Total

Net written premiums	$41.4	$32.5	$46.5	$13.0	$17.5	$5.4	$156.3
Net earned premiums	31.6	31.1	39.6	17.2	13.7	4.7	137.9
Losses and LAE incurred:
Cat loss and ALAE	0.7	11.9	6.9	—	4.6	—	24.1
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(0.2)	(3.6)	(2.9)	(4.8)	(0.3)	(2.1)	(13.9)
Current accident year non-cat loss and ALAE	15.0	17.2	22.0	12.8	6.1	1.3	74.4
Total non-cat loss and ALAE	14.8	13.6	19.1	8.0	5.8	(0.8)	60.5
Total Loss and ALAE	15.5	25.5	26.0	8.0	10.4	(0.8)	84.6
ULAE	1.7	2.1	1.1	1.7	0.6	0.1	7.3
Total Loss and LAE	17.2	27.6	27.1	9.7	11.0	(0.7)	91.9
Underwriting expenses	13.7	11.3	17.7	6.0	7.7	2.0	58.4
Net underwriting gain (loss)	$0.7	$(7.8)	$(5.2)	$1.5	$(5.0)	$3.4	$(12.4)

Cat loss and ALAE ratio	2.0%	38.4%	17.6%	—%	33.4%	(0.1)%	17.5%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(0.6)%	(11.7)%	(7.3)%	(28.0)%	(2.0)%	(43.9)%	(10.1)%
Current accident year non-cat loss and ALAE ratio	47.7%	55.3%	55.4%	74.3%	45.2%	27.5%	54.0%
Total non-cat loss and ALAE ratio	47.1%	43.6%	48.1%	46.3%	43.2%	(16.4)%	43.9%
Total Loss and ALAE ratio	49.1%	82.0%	65.7%	46.3%	76.6%	(16.5)%	61.4%
ULAE ratio	5.3%	6.7%	2.8%	9.9%	4.5%	1.8%	5.3%
Total Loss and LAE ratio	54.4%	88.7%	68.5%	56.2%	81.1%	(14.7)%	66.7%
Expense ratio	33.1%	34.8%	38.1%	45.5%	43.4%	37.6%	37.3%
Combined ratio	87.5%	123.5%	106.6%	101.7%	124.5%	22.9%	104.0%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

($ in millions)
Six months ended June 30, 2021	Commercial Auto	Small Commercial Package	Middle Market Commercial	Workers' Comp	Farm & Ranch	Other Commercial	Total

Net written premiums	$108.7	$69.9	$89.7	$27.8	$42.4	$12.2	$350.7
Net earned premiums	85.9	64.8	80.9	29.7	34.3	10.7	306.3
Losses and LAE incurred:
Cat loss and ALAE	2.1	8.4	5.0	—	6.1	—	21.6
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(0.9)	(4.5)	(13.5)	(15.4)	(1.5)	(2.7)	(38.5)
Current accident year non-cat loss and ALAE	55.3	43.1	48.5	21.9	15.3	3.5	187.6
Total non-cat loss and ALAE	54.4	38.6	35.0	6.5	13.8	0.8	149.1
Total Loss and ALAE	56.5	47.0	40.0	6.5	19.9	0.8	170.7
ULAE	4.7	3.5	1.5	1.4	1.1	0.2	12.4
Total Loss and LAE	61.2	50.5	41.5	7.9	21.0	1.0	183.1
Underwriting expenses	31.9	21.5	31.8	13.0	15.0	4.2	117.4
Net underwriting (loss) gain	$(7.2)	$(7.2)	$7.6	$8.8	$(1.7)	$5.5	$5.8

Cat loss and ALAE ratio	2.4%	12.9%	6.2%	—%	17.8%	0.3%	7.1%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(1.0)%	(7.0)%	(16.7)%	(51.8)%	(4.5)%	(25.1)%	(12.6)%
Current accident year non-cat loss and ALAE ratio	64.4%	66.6%	60.0%	73.7%	44.3%	32.9%	61.2%
Total non-cat loss and ALAE ratio	63.4%	59.6%	43.3%	21.9%	39.8%	7.8%	48.6%
Total Loss and ALAE ratio	65.8%	72.5%	49.5%	21.9%	57.6%	8.1%	55.7%
ULAE ratio	5.4%	5.4%	1.8%	4.8%	3.3%	1.7%	4.1%
Total Loss and LAE ratio	71.2%	77.9%	51.3%	26.7%	60.9%	9.8%	59.8%
Expense ratio	29.3%	30.8%	35.4%	46.7%	35.7%	34.0%	33.5%
Combined ratio	100.5%	108.7%	86.7%	73.4%	96.6%	43.8%	93.3%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

($ in millions)
Six months ended June 30, 2020	Commercial Auto	Small Commercial Package	Middle Market Commercial	Workers' Comp	Farm & Ranch	Other Commercial	Total

Net written premiums	$77.8	$64.4	$86.8	$31.8	$32.3	$10.3	$303.4
Net earned premiums	60.6	61.4	75.7	36.9	26.3	9.4	270.3
Losses and LAE incurred:
Cat loss and ALAE	1.0	15.5	31.0	—	5.5	0.2	53.2
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(0.3)	(9.0)	(8.0)	(8.8)	(1.1)	(3.5)	(30.7)
Current accident year non-cat loss and ALAE	31.6	36.3	49.5	26.2	10.1	4.3	158.0
Total non-cat loss and ALAE	31.3	27.3	41.5	17.4	9.0	0.8	127.3
Total Loss and ALAE	32.3	42.8	72.5	17.4	14.5	1.0	180.5
ULAE	3.2	3.7	3.2	3.4	1.1	0.3	14.9
Total Loss and LAE	35.5	46.5	75.7	20.8	15.6	1.3	195.4
Underwriting expenses	26.4	23.1	34.4	14.9	14.4	4.1	117.3
Net underwriting (loss) gain	$(1.3)	$(8.2)	$(34.4)	$1.2	$(3.7)	$4.0	$(42.4)

Cat loss and ALAE ratio	1.6%	25.3%	41.0%	—%	20.8%	1.9%	19.7%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(0.4)%	(14.7)%	(10.6)%	(24.0)%	(4.1)%	(36.9)%	(11.4)%
Current accident year non-cat loss and ALAE ratio	52.2%	59.1%	65.4%	71.1%	38.7%	45.5%	58.5%
Total non-cat loss and ALAE ratio	51.8%	44.4%	54.8%	47.1%	34.6%	8.6%	47.1%
Total Loss and ALAE ratio	53.4%	69.7%	95.8%	47.1%	55.4%	10.5%	66.8%
ULAE ratio	5.2%	6.0%	4.2%	9.3%	4.2%	2.9%	5.5%
Total Loss and LAE ratio	58.6%	75.7%	100.0%	56.4%	59.6%	13.4%	72.3%
Expense ratio	34.0%	35.9%	39.6%	46.8%	44.4%	39.6%	38.6%
Combined ratio	92.6%	111.6%	139.6%	103.2%	104.0%	53.0%	110.9%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

SAP Insurance Segment Results
(unaudited)
($ in millions)	2021	2020	2021	2020
Three months ended June 30	Personal & Commercial	Personal & Commercial	Total(1)	Total(1)

Net written premiums	$413.0	$381.7	$412.3	$381.6
Net earned premiums	370.7	340.7	369.9	340.7
Losses and LAE incurred:
Cat loss and ALAE	79.2	90.4	80.0	90.4
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(15.7)	(8.2)	(15.9)	(2.0)
Current accident year non-cat loss and ALAE	218.1	160.5	218.0	160.5
Total non-cat loss and ALAE	202.4	152.3	202.1	158.5
Total Loss and ALAE	281.6	242.7	282.1	248.9
ULAE	17.2	22.7	17.1	22.7
Total Loss and LAE	298.8	265.4	299.2	271.6
Underwriting expenses	113.3	128.1	113.5	128.2
Net underwriting loss	$(41.4)	$(52.8)	$(42.8)	$(59.1)

Cat loss and ALAE ratio	21.4%	26.5%	21.6%	26.5%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(4.2)%	(2.4)%	(4.3)%	(0.6)%
Current accident year non-cat loss and ALAE ratio	58.8%	47.1%	59.0%	47.1%
Total non-cat loss and ALAE ratio	54.6%	44.7%	54.7%	46.5%
Total Loss and ALAE ratio	76.0%	71.2%	76.3%	73.0%
ULAE ratio	4.6%	6.7%	4.6%	6.7%
Total Loss and LAE ratio	80.6%	77.9%	80.9%	79.7%
Expense ratio	27.4%	33.6%	27.5%	33.6%
Combined ratio	108.0%	111.5%	108.4%	113.3%

(1)Includes specialty run-off

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

(unaudited)
($ in millions)	2021	2020	2021	2020
Six months ended June 30	Personal & Commercial	Personal & Commercial	Total(1)	Total(1)

Net written premiums	$772.4	$728.3	$771.0	$728.1
Net earned premiums	727.2	671.2	725.8	671.2
Losses and LAE incurred:
Cat loss and ALAE	153.3	132.2	151.6	132.3
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(40.4)	(18.6)	(40.5)	(12.5)
Current accident year non-cat loss and ALAE	425.7	348.0	425.7	348.1
Total non-cat loss and ALAE	385.3	329.4	385.2	335.6
Total Loss and ALAE	538.6	461.6	536.8	467.9
ULAE	42.9	43.3	42.8	43.3
Total Loss and LAE	581.5	504.9	579.6	511.2
Underwriting expenses	233.5	248.8	233.8	249.2
Net underwriting loss	$(87.8)	$(82.5)	$(87.6)	$(89.2)

Cat loss and ALAE ratio	21.1%	19.7%	20.9%	19.7%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(5.6)%	(2.8)%	(5.6)%	(1.9)%
Current accident year non-cat loss and ALAE ratio	58.6%	51.8%	58.7%	52.0%
Total non-cat loss and ALAE ratio	53.0%	49.0%	53.1%	50.1%
Total Loss and ALAE ratio	74.1%	68.7%	74.0%	69.8%
ULAE ratio	5.9%	6.5%	5.9%	6.4%
Total Loss and LAE ratio	80.0%	75.2%	79.9%	76.2%
Expense ratio	30.2%	34.2%	30.3%	34.2%
Combined ratio	110.2%	109.4%	110.2%	110.4%

(1)Includes specialty run-off
The following table provides a reconciliation of our statutory underwriting results to GAAP consolidated income (loss) before federal income taxes for the three and six months ended June 30, 2021 and 2020:

($ millions)	2Q 2021	2Q 2020	YTD 2021	YTD 2020
Segment income (loss) before federal income taxes:
Insurance operations:
Personal insurance SAP underwriting loss	$(44.2)	$(40.4)	$(93.6)	$(40.1)
Commercial insurance SAP underwriting gain (loss)	2.8	(12.4)	5.8	(42.4)
Specialty run-off	(1.4)	(6.3)	0.2	(6.7)
Total insurance operations	(42.8)	(59.1)	(87.6)	(89.2)
Investment operations:
Net investment income	17.7	17.7	35.3	36.6
Net investment gain (loss)	26.7	75.9	64.9	(59.3)
Total investment operations	44.4	93.6	100.2	(22.7)
All other segments income	—	—	—	0.1
Reconciling items:
GAAP adjustments	5.7	8.7	4.4	14.6
Interest expense on corporate debt	(1.1)	(1.3)	(2.2)	(2.5)
Corporate expenses	(2.0)	(0.3)	(5.0)	(2.7)
Total reconciling items	2.6	7.1	(2.8)	9.4
Total consolidated income (loss) before federal income taxes	$4.2	$41.6	$9.8	$(102.4)